Exhibit 99.2
Salton, Inc. Announces Resignation of Leonhard Dreimann as Chief Executive Officer
LAKE FOREST, Ill.—May 1, 2007—Salton, Inc. (NYSE:SFP) today announced Leonhard Dreimann has resigned his position as Chief Executive Officer of the Company. William M. Lutz will become interim Chief Executive Officer while retaining his current title of Chief Financial Officer of the Company.
Mr. Dreimann will continue to serve as a director and will advise the Company for a transition period with respect to the Company’s customers, suppliers and products (including new and innovative product launches). Mr. Dreimann will also assist the Company as requested in connection with the previously announced merger agreement between APN Holding Company, Inc. (APN Holdco), the parent of Applica Incorporated, and the Company. The merger, which is subject to certain conditions, is expected to be completed in June or July, 2007.
Leon Dreimann commented “I will be available to assist the Company as it prepares and plans for the pending merger with Applica. I am excited about the prospects of the combined company, and I am confident that Bill and our management team will continue to position the Company for a promising future.”
About Salton, Inc.
Salton, Inc. is a leading designer, marketer and distributor of branded, high-quality small appliances, home decor and personal care products. Its product mix includes a broad range of small kitchen and home appliances, electronics for the home, time products, lighting products and personal care and wellness products. The Company sells its products under a portfolio of well recognized brand names such as Salton®, George Foreman®, Westinghouse™, Toastmaster®, Melitta®, Russell Hobbs®, Farberware®, Ingraham® and Stiffel®. It believes its strong market position results from its well-known brand names, high-quality and innovative products, strong relationships with its customer base and its focused outsourcing strategy.
The statements contained in the news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those presented in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salton undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Among the factors that could cause plans, actions and results to differ materially from current expectations are, without limitation: (1) the ability of APN Holdco to obtain funding for the pending merger of Salton and Applica, (2) the failure to obtain approval of the merger from Salton stockholders, (3) the failure to obtain required third party consents to the merger, (4) the ability of the two businesses to be integrated successfully, (5) the ability of the new company to fully realize the cost savings and any synergies from the

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proposed transaction within the proposed time frame, (6) disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers, (7) the failure to maintain continued listing on the New York Stock Exchange of Salton’s common stock, (8) customer acceptance of the new combined entity, (9) changes in the sales prices, product mix or levels of consumer purchases of kitchenware and small electric household appliances, economic conditions and the retail environment, (10) bankruptcy of or loss of major retail customers or suppliers, (11) changes in costs including transportation costs, of raw materials, key component parts or sourced products, (12) delays in delivery or the unavailability of raw materials, key component parts or sourced products, (13) changes in suppliers, (14) exchange rate fluctuations, changes in the foreign import tariffs and monetary policies, and other changes in the regulatory climate in the foreign countries in which Salton and Applica buy, operate and/or sell products, (15) product liability, regulatory actions or other litigation, warranty claims or returns of products, (16) customer acceptance of changes in costs of, or delays in the development of new products, (17) delays in or increased costs of restructuring programs and (18) increased competition, including consolidation within the industry; as well as other risks and uncertainties detailed from time to time in Salton’s Securities and Exchange Commission filings.
Investors and security holders are urged to read the proxy statement when it becomes available and any other relevant documents to be filed with the SEC in connection with the proposed transaction because it will contain important information about Salton, Applica Incorporated and the proposed transaction.
Investors and security holders may obtain free copies of these documents when they become available through the website maintained by the SEC at www.sec.gov. In addition, the documents filed with the SEC by Salton may be obtained free of charge by directing such requests to Salton, Inc., 1955 W. Field Court, Lake Forest, Illinois 60045, Attention: Corporate Secretary, Telephone (847) 803-4600, or from Salton’s website at www.saltoninc.com.
Salton and certain of its directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies from Salton stockholders with respect to the proposed transaction. Information regarding the interests of these officers and directors in the proposed transaction will be included in the proxy statement. In addition, information about Salton’s directors, executive officers and members of management is contained in Salton’s most recent proxy statement, which is available on Salton’s website and at www.sec.gov. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents filed with the SEC.

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